UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting materials under Rule 14a-12.

UNITED BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 20, 2018

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of the Shareholders to be held on Wednesday April 18, 2018, at 2:00 p.m. local time, at Unified Bank’s main office, 201 South Fourth Street, Martins Ferry, Ohio.

The Annual Certified Audit of United Bancorp, Inc. is enclosed for your review prior to attending our Annual Meeting.

Payment of our regular first quarter cash dividend will be made by separate mailing on March 20th. Whether or not you received your dividend check in a separate mailing is dependent upon your level of participation in our Dividend Reinvestment Plan, Direct Deposit Program or whether your stock is being held for you in a broker name. No payment has been included with this mailing of our proxy materials.

It is important that your shares are voted, and we hope that you will attend the Annual Meeting. Please vote by executing and returning the enclosed form of Proxy or follow the instructions to vote electronically on the Internet or by phone.

Very truly yours,

Scott A. Everson
President and Chief Executive Officer

Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 18, 2018

March 20, 2018

To the Shareholders of
United Bancorp, Inc.

The Annual Meeting of Shareholders of United Bancorp, Inc. will be held at 201 South Fourth Street, Martins Ferry, Ohio, April 18, 2018, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters as more fully described in the Proxy Statement.

Proposals:

1.	Election of Directors — To elect FOUR directors.
2.	To adopt the United Bancorp, Inc. 2018 Stock Incentive Plan (to replace the 2008 Stock Incentive Plan, which is expiring by its terms) — The Board of Directors has adopted and recommends to the shareholders approval and adoption of the 2018 United Bancorp, Inc. Stock Incentive Plan that will allow the Corporation to continue to issue stock options, restricted stock and additional stock related compensation to its officers, employees and directors in an attempt to tie the compensation of such persons to the long term performance of the Corporation.
3.	Advisory Vote on the Appointment of the Independent Registered Public Accounting Firm
4.	Other Business — To transact any other business which may properly come before the meeting or any adjournment of it.

Shareholders of record at the close of business on March 9, 2018, will be entitled to vote the number of shares held of record in their names on that date.

We urge you to sign and return the enclosed proxy as promptly as possible or vote via the phone or Internet, whether or not you plan to attend the meeting in person. This proxy may be revoked prior to its exercise.

By Order of the Board of Directors

Lisa A. Basinger
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2018

The proxy statement and form of proxy being issued in connection with the 2018 Annual Meeting of Shareholders and the Corporation’s 2017 Annual Report to Shareholders are available at www.astproxyportal.com/ast/06954.

Your vote is important. Please mark, sign, date and mail the enclosed proxy form(s) whether or not you plan to attend the Annual Meeting. A return envelope is enclosed for your convenience. In addition, you may also submit your proxy electronically, either by telephone or via the Internet. To do so, dial 1-800-Proxies (1-800-776-9437) or visit www.voteproxy.com and follow the simple instructions. No information is required to submit your proxy electronically other than the Corporation Number and Account Number shown on the proxy card delivered with these proxy materials.

Please contact Lisa A. Basinger, Corporate Secretary, at 740-633-0445, ext. 6113 if you would like information on how to obtain directions to be able to attend the meeting and vote in person.

UNITED BANCORP, INC.
201 SOUTH FOURTH STREET
MARTINS FERRY, OHIO 43935

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL 18, 2018

INTRODUCTION

This Proxy Statement is being furnished to shareholders of United Bancorp, Inc. (“United Bancorp” or the “Corporation”) in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). This Proxy Statement and the enclosed proxy are first being sent to shareholders on or about March 20, 2018.

At the Annual Meeting, shareholders of the Corporation will be asked to:

•	Elect four nominees to the Corporation’s Board of Directors.
•	Approve the United Bancorp, Inc. 2018 Stock Incentive Plan.
•	Ratify the Audit Committee’s appointment of BKD, LLP to serve as the Corporation’s Independent Registered Public Accounting Firm for the 2018 fiscal year.

Voting and Revocation of Proxies

Just indicate on the enclosed proxy card how you want to vote, and sign, date and return it as soon as possible in the enclosed envelope or submit a proxy over the internet or by telephone by following the instructions on the enclosed proxy card. In those rare instances where properly signed proxy cards are returned but where no specific voting choice has been selected, the proxy card gives the Corporation the authority to vote those shares, which shares will then be voted as follows: (1) “For” the election to the Board of Directors of each of the nominees identified herein and (2) “For” both proposals 2 and 3.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date, by using the internet or telephonic voting feature to modify previously submitted electronic voting instructions, or by attending the Annual Meeting and notifying the Secretary of his or her intention to revoke any prior proxy and vote in person. Written notices of revoked proxies may be directed to Lisa A. Basinger, Corporate Secretary, 201 South Fourth Street, Martins Ferry, Ohio 43935.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone, e-mail or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

MEETING INFORMATION

Date, Place and Time

The Annual Meeting of Shareholders of the Corporation will be held on Wednesday, April 18, 2018, at 2:00 p.m., local time, at Unified Bank, 201 South Fourth Street, Martins Ferry, Ohio.

Record Date, Voting Rights

Only the Corporation’s common shares can be voted at the Annual Meeting. Each share entitles its owner to one vote on all matters.

The close of business on March 9, 2018 (the “Record Date”) has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 2,000 shareholders (including both record holders and beneficial owners holding their shares in street name) of the Corporation’s common shares and 5,429,560 of the Corporation’s common shares outstanding as of the Record Date.

The presence in person or by proxy of a majority of the outstanding common shares of the Corporation entitled to vote at the meeting constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

OWNERSHIP OF VOTING SHARES

As of the Record Date, the following entity was the only shareholder known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s outstanding common shares:

Person	Shares of Common Stock Owned	Percent of Class
United Bancorp, Inc. Employee Stock Ownership Plan(1) 201 South Fourth Street, Martins Ferry, OH 43935	407,268	7.5%

1.	Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. As a general matter, the ESOP trustee is required to vote both the unallocated shares and the allocated shares for which no direction by the beneficial owner has been given in the same manner as the trustee has been directed to vote a majority of the allocated shares voted in connection with the meeting. As of the Record Date, 336,362 shares had been allocated to participants’ accounts and 70,906 shares remain unallocated under the ESOP.

The following table sets forth the beneficial ownership of the Corporation’s common shares by each of the Corporation’s directors and the Corporation’s senior executive officers, and the directors and executive officers as a group, as of December 31, 2017.

Name of Beneficial Owner	Common Shares Owned(1)	Percent of Class
Gary W. Glessner	27,365	*
John M. Hoopingarner	24,947	*
Richard L. Riesbeck(2)	46,127	*
Scott A. Everson	87,562	1.6%
Matthew F. Branstetter	19,224	*
Randall M. Greenwood	50,097	*
All Directors and Executive Officers as a Group	480,301	8.6%

*	Ownership is less than 1% of the class.
1.	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.
2.	Includes 17,651 shares subject to shared voting and investment power.

In the aggregate, shares beneficially owned by all insiders of the Corporation (as reflected in the table above) and all other employees through the Corporation’s 401(k) and ESOP employee benefit plans, totaled 909,868 Shares, or 16.8% of all outstanding shares of the Corporation, as of December 31, 2017.

PROPOSAL # 1
ELECTION OF DIRECTORS

Nominees

The nominees for election at the Annual Meeting are Scott A. Everson, Gary W. Glessner, John M. Hoopingarner, and Richard L. Riesbeck, each of whom is currently a director of the Corporation. If elected, these directors will serve a one-year term expiring in 2019. The following table sets forth certain information with respect to the nominees.

Name	Age	Principal Occupation for Past Five Years	Positions and Offices Held with United Bancorp	Director Since
Scott A. Everson	50	Chairman, President and Chief Executive Officer, Unified Bank	President, Chief Executive Officer, United Bancorp, Director	2009
Gary W. Glessner	51	Certified Public Accountant; Managing member of Glessner & Associates, PLLC; Managing member of Glessner Wharton & Andrews Insurance Group, LLC; Managing member of Wheeling Coin, LLC; Vice President of Windmill Truckers Center, Inc.; Vice President of Glessner Enterprises, Inc.; Managing member of GW Rentals, LLC;	Director	2013
John M. Hoopingarner	63	Executive Director & Secretary, Muskingum Watershed Conservancy District	Director	1992
Richard L. Riesbeck	68	President, Riesbeck Food Markets, Inc., a regional grocery store chain. Chairman of the Board United Bancorp, Inc.	Director	1984
			Chairman	2014

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Corporation.

VOTE REQUIRED

Directors are elected by a plurality of the vote. Consequently, the four nominees for director who receive the largest number of votes cast “FOR” will be elected as directors. Shareholders may vote “FOR” each of the nominees for election to the Corporation’s Board of Directors or may “WITHHOLD AUTHORITY” to vote their shares for one or more nominees. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors, such as broker nonvotes, will have no impact on the outcome of the election of directors. Where properly executed proxy cards are returned but no voting instructions with respect to such shares are given, the shares will be voted “FOR” the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES FOR ELECTION
TO THE BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE AND RELATED PARTY TRANSACTIONS

The Board of Directors has determined that all Directors have met the independence standards of the NASDAQ Marketplace listing standards with the exception of Scott A. Everson, who is President and Chief Executive Officer of the Corporation. Directors deemed independent by the Board of Directors include Gary W. Glessner, John M. Hoopingarner, and Richard L. Riesbeck.

It is customary and routine for directors, officers, significant shareholders, and each of their respective family members and affiliated entities (collectively, “Related Parties”) to do business with their community bank. Such a relationship, including routine banking business, is viewed as beneficial to the Corporation and is encouraged, so long as they are fair and reasonable to the Corporation and are entered into upon terms and conditions generally available to the public, or similar to that which could be obtained from an independent third party. Pursuant to the Corporation’s Code of Ethics and Business Conduct, United Bancorp may do business and have financial dealings with its Related Parties provided either of the following criteria is satisfied:

•	Such business or financial dealings involve United Bancorp’s subsidiary bank or any other financial services subsidiary providing banking or financial services to such person in the ordinary course of business upon terms and conditions generally available to the public, to the extent such arrangements are made in compliance with all applicable banking and securities laws and regulations; or
•	The terms and conditions of such relationship have been presented to and approved by the Audit Committee of United Bancorp’s Board of Directors, including any “related party transaction” requiring disclosure in United Bancorp’s annual meeting proxy statement. In the event any member of the Audit Committee, any entity controlled by such member, or any associate or family member of such member, proposes to provide products or services to the Corporation, such member must recuse him or herself from the discussion and decision about the appropriateness of such arrangement.

Except for the general banking transactions described below, no Related Parties engaged in any transaction with the Corporation during 2017 in which the amount involved exceeded $120,000. The Corporation has engaged and intends to continue to engage in the lending of money through its subsidiary bank to its Related Parties. All loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectability or present other unfavorable features.

CORPORATE GOVERNANCE AND
COMMITTEES OF THE BOARD

The Board of Directors has adopted both the United Bancorp, Inc. Corporate Governance Guidelines and the United Bancorp, Inc. Code of Ethics and Business Conduct, both of which may be found on United Bancorp’s website at www.unitedbancorp.com. In consideration of the size, complexity, and nature of the Corporation’s business, the Board of Directors has chosen to establish separate positions for the President and the Board Chairman in order to maintain a separation of power and duties to further strengthen the governance structure. The Board Chairman is a non-employee, outside director who is not directly involved with the daily operations of the Corporation. Thus, the Board Chairman is able to focus attention on corporate structure and future strategic direction. The Board Chairman serves as the leader of the Board of Directors, presiding over full board meetings and ensuring full accountability for the shareholders’ interests. Effectively monitoring the decisions and actions of management is one of the primary roles of the Board of Directors.

The Board of Directors of United Bancorp met 4 times in 2017. The Board of Directors of United Bancorp has standing Executive, Audit, Compensation, and Nominating and Governance Committees. The Audit Committee has been established in accordance with section 3(a)(58)(A) of the Exchange Act. The membership and general function of these committees are noted below.

Executive Committee.  Mr. Riesbeck, Chairman, Mr. Scott A. Everson, President and CEO, and Mr. Hoopingarner are the members of the Corporation’s Executive Committee. The Executive Committee met 4 times during 2017. The functions of this committee are to act in the stead of the board between meetings, to receive formal vendor presentations and to review with management and set the agenda for each board meeting. The Executive Committee members also serve as advisory trustees to the Corporation’s defined benefit pension plan and as trustees to the Corporation’s 401(k) and ESOP plans.

The Executive Committee of the Board of Directors is also responsible for ensuring that an adequate risk management framework is in place and functioning as intended. A clear understanding and working knowledge of the material risks inherent to the Corporation’s activities is an absolute necessity. Material risks routinely monitored by the Executive Committee include: market risk; credit risk; compliance risk; and information technology risk. A brief description of the Executive Committee’s function in monitoring these risks follows below.

Market Risk:  Market risk is the exposure to loss resulting from changes in interest rates and equity prices. The primary market risk to which we are subject is interest rate risk. The majority of our interest rate risk arises from the instruments, positions and transactions entered into for purposes other than trading such as loans, available for sale securities, interest bearing deposits, short term borrowings and long term borrowings. Interest rate risk occurs when interest bearing assets and liabilities reprice at different times as market interest rates change.

The Board, through its Executive Committee, is responsible for monitoring interest rate risk within an overall asset/liability management framework, including monitoring the effectiveness of the processes and control procedures used by the Bank to monitor the relative mix of assets and liabilities. The principal components of asset/liability management include, but are not limited to liquidity planning, capital planning, gap management and spread management.

Credit Risk:  The risk of nonpayment of loans, or credit risk, is inherent in commercial banking. The Board, through its Executive Committee, is also responsible for monitoring credit risk by periodically evaluating loan review reports generated both internally by the Bank and externally by a third party engaged to perform a loan review analysis. The Executive Committee attempts to reduce the Bank’s credit exposure by carefully monitoring the concentration of its loans within specific industries and through loan application and approval procedures.

Compliance Risk:  The banking industry is heavily regulated, and the activities and operations of the Bank are subject to a number of detailed, complex and sometimes overlapping laws and regulations. The Board, through its Executive Committee, is also responsible for overseeing the Bank’s compliance with these various laws and regulations, which include without limitation state usury and consumer credit laws, state laws relating to fiduciaries, the Federal Truth-in-Lending Act (Regulation Z), the Federal Equal Credit Opportunity Act (Regulation B), the Fair Credit Reporting Act (Regulation V), the Truth in Savings Act (Regulation DD), the Community Reinvestment Act (Regulation BB), anti-redlining legislation and antitrust laws. As part of this process, the Executive Committee also monitors the effectiveness of the internal controls implemented to safeguard against operational risks, including, but not limited to, data processing system failures and errors, customer or employee fraud and catastrophic failures resulting from terrorist acts or natural disasters.

Information Technology Risk:  The Board, through its Audit Committee, is responsible for monitoring information technology (IT) risk. In connection with IT governance, issues related to cyber security are continually evaluated by the Audit Committee, and the findings, determinations and actions of that committee are routinely reported to the full Board. Overall, the IT risk assessment focuses on information and information systems applicable primarily to the operations of the Bank. Without reliable and properly secured information systems, business operations could be severely disrupted. Likewise, the preservation and enhancement of the Corporation’s reputation is directly linked to the way in which both information and information systems are managed. Maintaining an adequate level of security is one of several important aspects of managing IT risk.

Audit Committee.  Mr. Glessner, Chairman, and Messrs. Riesbeck and Hoopingarner are the members of the Audit Committee. The Audit Committee met 4 times during 2017. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Corporation’s financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which may be found on the Corporation’s website at www.unitedbancorp.com. All members of the Audit Committee meet the independence standards of the NASDAQ Marketplace listing standards. The Board of Directors has determined that Gary W. Glessner is an audit committee financial expert for the Corporation and is independent as described in the preceding sentence. The report of the Audit Committee for 2017 appears under the caption “Report of the Audit Committee”.

Compensation Committee.  Mr. Riesbeck, Chairman, and Mr. Hoopingarner are the members of the Compensation Committee. The Compensation Committee met once during 2017. All members of the Compensation Committee meet the independence standards of the NASDAQ Marketplace listing standards. Director and executive officer compensation are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Compensation Committee Charter which may be found on the Corporation’s website at www.unitedbancorp.com. Mr. Scott A. Everson, President and Chief Executive Officer of the Corporation, did not participate in any deliberations or decisions regarding his own respective compensation, but may advise this committee with respect to the compensation of other executive officers.

Nominating and Governance Committee.   Mr. Hoopingarner, Chairman, and Mr. Riesbeck are the members of the Nominating and Governance Committee, both of whom meet the independence standards of the NASDAQ Marketplace listing standards. The Board of Directors has adopted a Nominating and Governance Committee Charter which may be found on the Corporation’s website at www.unitedbancorp.com. This Committee met once in 2017.

This Committee develops and recommends to the Board corporate governance policies and guidelines for the Corporation and for the identification and nomination of Director and committee member candidates and recommends director candidates to the Board of Directors for nomination in accordance with the Corporation’s Amended Code of Regulations. In executing the latter function, the Committee will investigate and assess the background and skills of potential candidates. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating and Governance Committee members (individually or as a group), meet the Corporation’s Chief Executive Officer and other executive officers and ultimately meet many of the other Directors. The Nominating and Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.

United Bancorp’s Corporate Governance Guidelines and Code of Ethics and Business Conduct set forth the following criteria for Directors: independence (a majority of the Directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Corporation’s business; depth and breadth of business and civic experience in leadership positions; and ties to United Bancorp’s geographic markets. Solely for purposes of maintaining a diverse mix of individuals on the Board of Directors, special consideration is given to experience, skills or expertise, and the depth and breadth of their business and civic experience in leadership positions. As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Bank’s markets. Board members are individuals with knowledge and experience who serve and represent the Corporation’s geographic footprint throughout the counties and communities served. Current board representation by outside directors demonstrates a background in regional government, insurance, manufacturing, and retail, with the expertise of these individuals covering a broad array of skills including corporate management, human resource management, strategic planning, business acquisitions, and retail and small business operations. In addition, generational attributes further broaden the diversity of the full board. What follows is a brief description of the particular experience and qualifications of each member of the Corporation’s Board of Directors.

Scott A. Everson

Scott A. Everson, President and Chief Executive Officer of United Bancorp, Inc., Martins Ferry, Ohio was appointed to the Board of Directors of United Bancorp, Inc. in August 2009 having served as the Senior Vice President and Chief Operating Officer of the Corporation since 2002. In April 2011 he was appointed the Corporation’s Executive Vice President and Chief Operating Officer followed by his appointment to President and Chief Operating Officer in April 2013 and to his current position of President and Chief Executive Office in April 2014.

Mr. Everson graduated from Westminster College in 1990 with a Bachelor’s Degree in Business Administration/Finance. He joined the Bank on a full-time basis in 1991 and rose through the ranks of lending and retail banking to become the Bank’s Senior Vice President of Retail Banking in April 1999. In May 2002, he was appointed President and Chief Operating Officer and a Director of the Bank, becoming the Bank’s Chief Executive Officer in November 2004. In April 2014, Everson was appointed to his current position with the Bank of Chairman, President and Chief Executive Officer.

Everson has received additional education throughout his career, graduating from the Ohio School of Consumer Credit, the Ohio School of Banking, the Graduate School of Banking at the University of Wisconsin, and

the Executive Banking Institute in Austin, Texas. In addition, he also serves on the Government Relations Council of the Ohio Banker’s League keeping abreast of the many legislative issues that confront the banking industry.

Gary W. Glessner

Gary W Glessner, CPA is the managing member of Glessner & Associates, PLLC, which is a Certified Public Accounting Firm, and managing member of Glessner Wharton & Andrews Insurance Group, LLC, an Independent Insurance Agency, both in Wheeling, WV, and holds a license for life, health, annuity, property & casualty insurance. Furthermore, a member of Wheeling Coin, LLC, Vice President of Windmill Truckers Center, Inc, and Vice President of Glessner Enterprises, Inc. Mr. Glessner has extensive diverse experience in business management as the owner of several businesses throughout the Tri-State Area.

Mr. Glessner received a bachelor’s degree in Accounting from Wheeling College in 1989 and obtained his Certified Public Accountant (CPA) license in 1993, Life & Annuity license in 2004, and Property & Casualty license in 2009.

Mr. Glessner is a director on the Boards of United Bancorp, Inc. (UBCP) and its wholly-owned subsidiary, Unified Bank. He also serves as Chairman of the Corporation’s and the Bank’s Audit Committee as the Corporation’s designated “financial expert” and is a member of the Bank’s Executive Committee. Mr. Glessner’s past experience includes being a director of another publicly traded banking organization, serving as its Audit Committee Chairman.

Mr. Glessner’s memberships include American Institute of Certified Public Accountants, WV Society of CPAs—State and Wheeling Chapters, Wheeling Area Chamber of Commerce, NAIFA and Elm Grove Business Association.

John M. Hoopingarner

John M. Hoopingarner is the Executive Director & Secretary of the Muskingum Watershed Conservancy District, a position he has held since 1989. He earned his Bachelor of Arts from Muskingum College in 1976 and his Juris Doctor degree from Ohio Northern University School of Law in 1979.

Mr. Hoopingarner, prior to his current position, practiced law for 10 years, was co-owner of a title company and taught real estate law as an adjunct instructor at Kent State University, Tuscarawas. Mr. Hoopingarner was elected to the Board of Directors of the Corporation’s affiliate, The Citizens-State Bank of Strasburg, in 1990 and served on its Executive Committee. He became a member of the Unified Bank Board when The Citizens-State Bank was merged into its charter in 1999 where he now serves as a member of its Executive Committee. He was elected to the Corporation’s board in 1992 and serves as a member of its Executive Committee, its Audit Committee, its Compensation Committee, and Chair of its Nominating-Governance Committee.

Mr. Hoopingarner has extensive experience serving on boards of local and regional nonprofit and other organizations including prior service on the boards of the Muskingum Lakes Chapter of the American Red Cross, the Tuscarawas County YMCA, the Tuscarawas County Board of Mental Retardation and Developmental Disabilities, the Ohio Association of County Boards of Mental Retardation and Developmental Disabilities and the Muskingum River Advisory Council. He currently serves as a board member for the Dover Public Library, the Water Management Association of Ohio, the Ohio Water Advisory Council (Appointed by Governor John Kasich, 2011), the Water Research Foundation of Ohio, the Ohio Water Resources Council Advisory Group, and the Muskingum Watershed Conservancy Foundation. In 2015, Hoopingarner was appointed by Governor Kasich to the Ohio River Valley Water Sanitation Commission (ORSANCO). Mr. Hoopingarner is also active in numerous professional associations.

Richard L. Riesbeck

Richard L. Riesbeck was appointed in 1982 as President and Chief Executive Officer of Riesbeck Food Markets, Inc., a privately-owned retail firm with 1,200 employees operating 16 supermarkets in Ohio and West Virginia. He is a graduate of Mountain State College with a Certificate in Accounting, Wheeling Jesuit University with a Bachelor of Arts Degree, Muskingum University with a Master of Education Degree and Cornell University with a post-graduate Certificate in marketing.

Mr. Riesbeck was elected in 1984 as a Director of United Bancorp, Inc. and Unified Bank. He was appointed Chairman of the Corporation’s Board of Directors, Chairman of the Executive Committee, Chairman of the Compensation Committee and serves as a member of the Corporation’s Audit Committee and Nominating and Governance Committee. Riesbeck has been designated the Lead Outside Director of the Bank’s Board of Directors and is a Member of its Executive Committee and Audit Committee.

Mr. Riesbeck’s past board services includes 15 years as a board member and committee chair for Wheeling Hospital and as a board member and chairman of Wheeling Jesuit University. He also serves as a board member and Independent Operator Committee member of Food Marketing Institute, an international association of food wholesalers and retailers. He is also a member of the National Association of Corporate Directors, the American Marketing Association and the Academy of Management.

The Nominating and Governance Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Corporation and its subsidiaries have sufficient networks of business contacts to identify candidates. The Nominating and Governance Committee did not engage any director search firm in 2017 and, accordingly, paid no fees to any such company. United Bancorp’s Corporate Governance Guidelines provide also that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Nominating and Governance Committee. Submissions are to be addressed to the Chairman of the Nominating and Governance Committee at the Corporation’s executive offices, which submissions will then be forwarded to the Chairman. The Nominating and Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission should be made no later than December 31st of each year for consideration in regard to the next annual meeting of shareholders. The Nominating and Governance Committee is not obligated to recommend to the Board, nor the Board to nominate any such individual for election.

Neither the Board nor the Nominating and Governance Committee have implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2017, all United Bancorp, Inc. Directors attended the Annual Meeting. In addition, each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served during 2017.

AUDIT COMMITTEE REPORT

The Audit Committee of the United Bancorp Board of Directors (the “Committee”) is composed of three directors, each of whom is independent as defined by the NASDAQ Marketplace listing standards, and operates under a written charter adopted by the Board of Directors.

Management is responsible for the Corporation’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and to issue a report thereon. The Committee’s responsibility is to monitor and oversee the processes. In this context, the Committee has met and held discussions with management and the independent auditors. In discharging its oversight responsibility as to the audit process, the Committee: (i) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with the applicable requirements of Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence; (ii) discussed with the auditors any relationships that may impact their objectivity and independence; and (iii) satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of United Bancorp’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed and discussed the audited consolidated financial statements of United Bancorp as of and for the year ended December 31, 2017, with management and the independent auditors. Based on the aforementioned review and discussions with management and the independent auditors, the Committee recommended to the Board that United Bancorp’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission. The Committee also appointed the independent auditors.

Audit Committee
Gary W. Glessner, Chairman
John M. Hoopingarner
Richard L. Riesbeck

SELECTION OF AUDITORS

For the fiscal year ended December 31, 2017, BKD, LLP (“BKD”) served the Corporation as independent auditor.

The Audit Committee has retained BKD as United Bancorp’s independent auditor for fiscal year 2018. We expect representatives of BKD to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to United Bancorp for the fiscal year ended December 31, 2017 and 2016 by BKD.

	2017		2016
Audit Fees	$140,800		$136,700
Tax Fees	14,700	(a)	14,300	(a)
Total	$155,500		$151,000

(a)	Includes fees for services related to tax compliance and tax planning.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below. The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided during 2017 by BKD, LLP pursuant to these exceptions.

PROPOSAL #2
TO APPROVE THE UNITED BANCORP, INC.
2018 STOCK INCENTIVE PLAN

The Board of Directors of the Corporation has adopted the United Bancorp, Inc. 2018 Stock Incentive Plan (the “Plan”) upon the recommendation of the Corporation’s Compensation Committee and recommends that shareholders approve the Plan at the Annual Meeting. The Plan is intended to replace the Corporation’s 2008 Stock Incentive Plan (the “2008 Plan”), which will expire by its terms on April 15, 2018, ten years after adoption of the 2008 Plan by the Corporation’s shareholders.

The Board believes the Plan is an integral part of its compensation programs and strategies. It is the Board’s belief that the Plan provides the Corporation and the Bank with an effective tool for recruiting, motivating, and retaining the quality of employees and directors that are key to the achievement of the success of the Bank and the Corporation.

The Plan permits the grant of incentive awards in the form of options, stock appreciation rights, restricted share and share unit awards, and performance share awards. Under the terms of the Plan a portion of a participant’s compensation otherwise payable in cash may be paid in common shares of the Corporation. A summary of the principal provisions of the Plan appears below. The summary is qualified in its entirety by reference to the complete text of the Plan that is attached to this proxy statement as Exhibit A.

SUMMARY OF THE PLAN

Administration:  The Plan provides that it will be administered by a committee of the Board of Directors that is comprised of at least two non-employee Directors. The committee must be comprised of “Outside Directors” within the definitions of the terms “independent director” set forth in The Nasdaq Stock Market rules, and “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted by The Nasdaq Stock Market and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations. The Board’s Compensation Committee (the “Committee”), which meets all of the foregoing criteria, has been appointed to administer the Plan.

The Committee selects participants from among eligible persons and, subject to the terms of the Plan, determines the type, size and time of grant of stock incentive awards, determines the terms and conditions of awards and makes all other determinations necessary or advisable for the administration of the Plan. Each award under the Plan will be evidenced by a written award agreement approved by the Committee (the “Award Agreement”).

Eligibility:  The Committee may make awards to any person who is an officer, director or key employee of the Corporation or a subsidiary.

Shares Available for Awards:  No more than 500,000 shares of the Corporation’s common stock may be issued under the Plan. The shares that may be issued under the Plan may either be authorized but unissued shares or treasury shares. If there is a stock split, stock dividend or other relevant change affecting the common shares, the Committee will make appropriate adjustments in the maximum number of shares issuable under the Plan and subject to outstanding incentive awards. Shares that were subject to an incentive award under the Plan but which were not ultimately issued for any reason and are no longer subject to award or were issued and reacquired by the Corporation because of a participant’s failure to comply with the terms of an award are again available for award under the Plan.

Types of Awards and Annual Award Limits:  Share incentives that may be issued under the Plan consist of options, shares appreciation rights, restricted share and share unit awards, and performance share awards. In addition, under the terms of the Plan, a portion of a participant’s compensation otherwise payable in cash may be paid in common shares of the Corporation. The Plan contains annual limits on certain types of awards to individual participants. In any calendar year, no participant may be granted awards covering more than 25,000 shares.

Options.  A stock option provides for the purchase of shares in the future at an exercise price per share that may not be less than 100% of the fair market value of a share on the date the option is granted. Stock options may be either nonqualified options or incentive stock options, which meet the requirements of Section 422 of the Code. The term of an option may not exceed ten years. Subject to the provisions of the Plan and approval of the Committee, and in the case of incentive stock options the limitations imposed by the applicable provisions of the Code, the exercise price may be paid (i) in cash, (ii) shares of Corporation common stock, (iii) any combination of cash and shares of Corporation common stock, and (iv) by any other method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the exercise price, which may include broker-assisted cashless exercise.

Stock Appreciation Rights.  Awards may be made of stock appreciation rights (“SAR”) which may include awards that are settled solely in shares of the Corporation known as “stock only stock appreciation rights” (“SOSARs”). A SAR provides the right to receive a payment (or in the case of SOSARs, shares of the Corporation’s common stock), at a future date with a value equal to the excess of the value of the common stock at that date over the exercise price of the SAR established at the time of the award. The exercise price of a SAR will never be less than the fair market value of the shares on the date of the award. Upon exercise, the holder of a SAR is entitled to receive shares or other property as set forth in the award.

Restricted Share and Share Unit Awards.  A restricted share or share unit award is an award of shares (or in the case of shares units convertible into shares) that may not be sold, transferred, pledged, or otherwise transferred until the restrictions established by the Committee at the time of grant are satisfied. The award agreement sets forth the restrictions applicable to an individual award and may include time vesting restrictions, noncompetition restrictions, and performance restrictions.

Performance Share Awards.  The Committee may grant performance share awards under which payment is made, in the Committee’s discretion, in shares upon the attainment of specified performance objectives selected by the Committee. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of shares that will be distributed to the participant.

Stock Awards.  The Committee may grant eligible persons awards of shares of the Corporation’s common stock for services in lieu of bonus or other cash compensation, or for any other valid purpose determined by the Committee. Stock awards are free of any restrictions on transfer and upon issuance of the shares, the holder has all of the rights of a shareholder.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the principal United States Federal income tax consequences of awards under the Plan and is based on Federal income tax laws currently in effect.

Limitation on Corporate Deductions for Certain Executives’ Compensation:  Under Section 162(m) of the Code, the Corporation may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Corporation’s chief executive officer or is among one of the four most highly-compensated officers for that taxable year as reported in the Corporation’s proxy statement (“Section 162(m) Persons”). The limitation on deductions does not apply to certain types of compensation. However, as a result of the Tax Cuts and Jobs Act enacted by Congress in late 2017, there is no longer an exemption for stock options or other “performance-based compensation” of Section 162(m) Persons under Section 162(m) of the Code.

Under the Plan, the Committee is still authorized to grant awards that become vested or payable only if the Corporation satisfies specified performance objectives, even if these awards will not qualify for an exemption from Section 162(m) of the Code. The Corporation may not be entitled to any deduction if the individual in question is a Section 162(m) Person, the amount in question, when added to the covered employee’s other taxable compensation that is not performance-based in the same taxable year, exceeds $1 million. The Committee may use such performance objectives as it determines to be appropriate, including one or more of the following: earnings per share, total revenue, net interest income, non-interest income, net income, net income before tax, non-interest expense, efficiency ratio, return on equity, return on assets, economic profit added, loans, deposits, tangible equity, assets, net charge-offs, new market growth, product line developments, and nonperforming assets. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Performance measurement may be described in terms of objectives that are related to the performance by the Corporation, by any subsidiary, or by any employee or group of employees in connection with services performed by that employee or those employees for the Corporation, a subsidiary, or one or more subunits of the Corporation or of any subsidiary. The performance objectives may be made relative to the performance of other companies. The performance objectives and periods need not be the same for each participant or for each Award. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants and the public shareholders of the Corporation. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.

Stock Options:  There are no Federal income tax consequences either to the optionee or the Corporation upon the grant of an incentive stock option or a nonqualified option. If shares are purchased under an incentive stock option (i.e., an incentive option is exercised) during employment or within three months thereafter, the optionee will not recognize any income and the Corporation will not be entitled to a deduction in respect of the option exercise. However, the excess of the fair market value of the shares on the date of such exercise over the purchase price of the shares under the option will be includible in the optionee’s alternative minimum taxable income. Generally, if the optionee disposes of shares purchased under an incentive stock option within two years of the date of grant or one year of the date of exercise of the incentive stock option, the optionee will recognize ordinary income, and the Corporation will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount realized by the optionee on the disposition of the shares) over the purchase price of such shares. Any gain after the date on which the optionee purchased the shares will be treated as capital gain to the optionee and will not be deductible by the Corporation. If the shares are disposed of after the two-year and one-year periods mentioned above, the Corporation will not be entitled to any deduction, and the entire gain or loss realized by the optionee will be treated as capital gain or loss. When shares are purchased under a nonqualified option, the excess of the fair market value of the shares on the date of purchase over the purchase price of such shares under the option will generally be taxable to the optionee as ordinary income and deductible by the Corporation. The disposition of shares purchased under a nonqualified option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Corporation.

Other Awards:  An employee who receives cash or shares of Corporation stock pursuant to an award other than an option will generally recognize ordinary income equal to the sum of the cash and the fair market value of the shares received when vested and no longer subject to a substantial risk of forfeiture and the Corporation will generally be entitled to a corresponding deduction from its income. A participant who receives an award of Corporation shares that is not yet vested may make a special election, in accordance with Section 83(b) of the Internal Revenue Code and applicable Treasury regulations, to be taxed (at ordinary income rates) on the fair market value of the shares at that time (with fair market value determined for this purpose without regard to any restrictions other than restrictions, if any, which by their terms will never lapse), in which case the Corporation would be entitled to a deduction at the same time equal to the amount of income realized by the employee but would not be entitled to deduct any dividends thereafter paid on the shares. Absent such an election, an employee who has been awarded such restricted stock will not recognize taxable income until the shares become transferable or cease to be subject to a substantial risk of forfeiture, at which time the recipient will recognize ordinary income and the Corporation will be entitled to a corresponding deduction equal to the excess of the fair market value of the shares at that time over the amount (if any) paid by the recipient for the shares. Dividends paid to the recipient on the restricted shares prior to that time will be ordinary compensation income to the recipient and deductible by the Corporation.

OTHER PROVISIONS

Vesting:  All awards are subject to such time and performance vesting conditions as the Committee may determine and are set forth in the Award Agreement. Unless otherwise set forth in the Award Agreement all Awards immediately vest upon death, disability or Change in Control as defined under the terms of the Plan. The Plan defines a change in control as any transaction that is a: (i) Change in Ownership, ii) Change in Effective Control, or iii) Change in Ownership of a Substantial Portion of Assets.

Change in Ownership:  A change in ownership of the corporation occurs when one person or a group acquires stock that, when combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the corporation.

Change in Effective Control:  A change in effective control occurs on the date that, during any 12-month period, either (x) any person or group acquires stock possessing 35% of the voting power of the corporation, or (y) the majority of the board is replaced by persons whose appointment or election is not endorsed by a majority of the board.

Change in Ownership of a Substantial Portion of Assets:  A change in ownership of a substantial portion of the assets occurs on the date that a person or a group acquires, during any 12-month period, assets of the corporation having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the corporation’s assets.

IRC 409A Compliance:  Unless an Award Agreement approved by the Committee provides otherwise, each Award granted under the Plan is intended to meet the requirements for one or more exemptions from the restrictive requirements imposed on deferred compensation under Code Section 409A.

Plan Amendments:  The Board of Directors may amend, alter, or discontinue the Plan at any time, provided that no amendment, alteration, or discontinuance may be made that materially and adversely affects the rights of a participant under any award granted prior to the date such action is adopted by the Board of Directors without the participant’s written consent. In addition no amendment may be made without shareholder approval, if shareholder approval is required under applicable laws, regulations or exchange requirements (including Section 422 of the Code with respect to ISOs under Section 422 of the Code), unless the required to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Corporation, the Plan or participants; or (iii) avoid any unintended unfavorable tax effects for the Corporation, the Plan or participants.

Term of the Plan:  Unless earlier terminated by the Board, the Plan would terminate on the day immediately preceding the tenth anniversary date of its approval by shareholders of the Corporation. Termination of the Plan does not affect any outstanding awards granted prior to the termination of the Plan.

Forfeiture upon Termination for Cause:  Subject to the provisions of the Award Agreement to which such award relates, upon the termination of employment of an employee for cause the employee forfeits all benefits associated with any award including all unexercised Options whether or not previously vested, all unexercised SARs whether or not previously vested and all Restricted Shares, Restricted Share Units and Performance Shares for which the delivery of Shares has not yet occurred.

VOTE REQUIRED

The affirmative vote of a majority of the shares present or represented at the Annual Meeting in person or by proxy is required to approve the United Bancorp, Inc. 2018 Stock Incentive Plan. Shareholders may vote “FOR” or “AGAINST” this proposal or may indicate their intention to “ABSTAIN” from voting thereon. Proxies in the form solicited hereby which are properly executed and returned to the Corporation will be voted “FOR” approval of the Plan unless otherwise indicated by the shareholder. Shares which are present or represented at the Annual Meeting in person or by proxy, but which are not cast “FOR” or “AGAINST” approving the Plan, such as abstentions and broker non-votes, will effectively constitute votes cast “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” ADOPTION OF THE UNITED BANCORP, INC.
2018 STOCK INCENTIVE PLAN

PROPOSAL # 3
ADVISORY VOTE ON THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors proposes and recommends that the shareholders ratify on an advisory basis the selection by the Committee of the firm of BKD to serve as its independent registered public accounting firm for the Corporation for the year 2018. The firm has served as independent auditors for the Corporation since 2007. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving BKD as the Corporation’s independent registered public accounting firm is rejected by the shareholders then the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Corporation and its shareholders.

VOTE REQUIRED

The affirmative vote of a majority of the shares present or represented at the Annual Meeting in person or by proxy is required to adopt this advisory resolution. Shareholders may vote “FOR” or “AGAINST” this proposal or may indicate their intention to “ABSTAIN” from voting thereon. Proxies in the form solicited hereby which are properly executed and returned to the Corporation will be voted “FOR” this non-binding proposal unless otherwise indicated by the shareholder. Shares which are present or represented at the Annual Meeting in person or by proxy, but which are not cast “FOR” or “AGAINST” the proposal, such as abstentions and broker non-votes, will effectively constitute votes cast “AGAINST” the proposal.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
RECOMMENDS A VOTE “FOR” THE ADOPTION OF
THIS NON-BINDING ADVISORY PROPOSAL

EXECUTIVE COMPENSATION
AND OTHER INFORMATION

The following information relates to compensation of management for the year ended December 31, 2017, unless otherwise noted below. During 2017, Mr. Everson principally served as Chairman, President and Chief Executive Officer of Unified Bank which is the wholly owned subsidiary of the Corporation.

Compensation Overview

Introduction.  The Compensation Committee administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the board with respect to director compensation. Scott A. Everson, the Corporation’s President and Chief Executive Officer, participated with respect to decisions concerning other executive officers of the Corporation for 2017.

The Compensation Committee operates under a charter adopted by the board of directors. The Compensation Committee annually reviews the adequacy of its charter and recommends changes to the board for approval. The charter grants the Committee the authority to retain and terminate advisors, including compensation consultants, accountants and legal counsel, to assist in discharging its duties. No compensation consultants were retained in connection with compensation determinations for 2017. The Compensation Committee meets at scheduled times during the year and also acts upon occasion by electronic written consent. The chair of the committee reports on committee activities and makes committee recommendations at meetings of the board of directors.

Compensation Philosophy.  Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. The Board of Directors believes a key to attracting and retaining good management and directors is a competitive compensation program. Toward this end, the management compensation committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

▪	Support a pay-for-performance policy that rewards Executive Officers for corporate performance.
▪	Motivate Executive Officers to achieve strategic business goals.
▪	Provide competitive compensation opportunities critical to the Corporation’s long-term success.

The committee collects and analyzes comparative executive compensation information from relevant peer groups, then approves executive salary adjustments. Additionally, from time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, and management performance appraisals.

The Committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Corporation and its subsidiaries.

There are two principal components of the compensation program for all Executive Officers of the Corporation and its commercial bank subsidiary: (i) a base salary component and (ii) a cash bonus incentive component. In 2008 the Corporation’s shareholders approved The United Bancorp, Inc. 2008 Stock Incentive Plan (the “2008 Plan”). In accordance with the 2008 Plan, the Corporation as of December 31, 2017 has issued 175,000 restricted common stock awards to certain Officers and Directors of the Corporation. The 2008 Plan will expire by its terms on April 15, 2018, ten years after adoption of the 2008 Plan by the Corporation’s shareholders, and the shareholders are being asked to approve the United Bancorp, Inc. 2018 Stock Incentive Plan at the Annual Meeting. The Corporation also has a 401(k) and employee stock ownership plan and a defined benefit pension plan.

In making its decisions regarding annual salary adjustments, the committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation.  The elements of total compensation paid by the Corporation to its senior officers, including the Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Overview (referred to collectively herein as the “Named Executive Officers”), include the following:

•	Base salary;
•	Awards under our cash and stock-based incentive compensation programs;
•	Awards under our 401(k) and employee stock ownership plan; and
•	Benefits under our life, health and disability plans.

Base Salary.  The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, combined with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. To establish base salary for 2017, the Committee reviewed the 2017 Bank Compensation & Benefits Survey – a partnership of the Ohio Bankers League, Illinois Bankers Association & Missouri Bankers Association and the 2017 Financial Institutions Salary Survey, Midwest Survey Report – Crowe Howath. Salary income for each Named Executive Officer for calendar year 2017 is reported in “Salary” column of the Summary Compensation Table, which appears following this Compensation Overview. The base salary amounts shown in the Summary Compensation Table include directors fees paid in 2017 for service as a director of United Bancorp or its subsidiary bank in the following amounts for executive officers:

Mr. Scott A. Everson	$35,828

Effective January 1, 2017, all executive officers of the Corporation received a cost of living increase of 3.00% over their previous year’s base salary.

Incentive Cash Compensation.  United Bancorp has established a short-term incentive compensation plan that provides for cash awards upon the achievement of performance targets established for each executive officer. The cash-based plan is designed to reward achievement of short-term performance goals. For 2017, the Compensation Committee selected goals based on United Bancorp’s earnings per share. At the bank level, the Committee selected goals based on growth in loans and deposits, return on assets and return on equity. Threshold, target and maximum performance goals were set.

The amount of the annual cash bonus that may be earned by an executive officer is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of United Bancorp, with the Chief Executive Officer having the largest weighting. Awards under the Corporation’s cash incentive compensation plan are generally based on the Corporation’s earnings per share for the year and the satisfaction of bank performance benchmarks. The exact weighting and mix of these goals varies among the executive officers. For more information regarding the structure of this plan, see the narrative disclosure that supplements the Summary Compensation Table provided below.

Long Term Restricted Stock Awards.  In keeping with the Board’s belief that key to attracting and retaining good management and directors is a competitive compensation program, in 2009 the Board, through the recommendation of its Compensation Committee, implemented a restricted stock awards program (the “Awards Program”) in accordance with the terms of the 2008 Plan, which Plan is set to expire by its terms on April 15, 2018, ten years after adoption by the Corporation’s shareholders. The Awards Program is designed to retain the services of participating individuals by requiring them to maintain a period of continued employment with the Corporation before the ownership of their respective stock award vests. At the time of grant, the receipt of the shares becomes a fully taxable event to participants based upon the current value of the shares, and the acceptance of the shares is subject to the participant’s execution of a non-compete agreement which will take effect if the participant chooses to leave employment prior to normal retirement with the Corporation. At this year’s Annual Meeting, shareholders are being asked to approve the United Bancorp, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) The Board of Directors has reserved 500,000 shares of the Corporation’s common stock for issuance under the 2018 Plan.

401(k) and Employee Stock Ownership Plan.  The Corporation also offers a 401(k) plan, which covers all employees who have attained the age of 18 and have completed one year of service. Eligible employees may contribute up to $18,000 in 2017 and employees who have attained the age of 50 years or older may contribute an additional $6,000 in 2017. The Corporation may make a discretionary matching contribution equal to a percentage of each participant’s elective deferral not to exceed 6% of the participant’s annual compensation. Employer contributions are invested in the common stock of United Bancorp, Inc. under the Employee Stock Ownership Plan. Employee contributions are always vested. Employer contributions become 100% vested after 3 years of service. The Corporation’s contributions to the Employee Stock Ownership Plan made on behalf of the Named Executive Officers are included in the “all other compensation” column in the Summary Compensation Table.

Defined Benefit Pension Plan.  The Corporation has a defined benefit pension plan which covers all employees 18 or over who have completed 1,000 hours of service during an anniversary year, measured from the date of hire. The plan calls for benefits to be paid to eligible employees at retirement, based primarily upon years of service and compensation rates. Effective January 1, 2014, the Corporation amended the plan to change the calculation for determining the benefit payout upon retirement. Under the modifications, benefits earned under the “Final Average Earnings” formula have been frozen, and all employees will earn future benefits using the Career Average Earnings formula. The plan may provide monthly benefits commencing as early as age 50, but not later than age 70, for employees who terminate employment or retire with 5 or more years of credited service. The plan is integrated with social security covered compensation.

Group Life, Health and Disability Benefits.  The Corporation provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its senior officers. The committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Corporation is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Except for United Bancorp’s split dollar life insurance arrangements with its executive officers and certain directors our employee benefits plans are provided on a non-discriminatory basis to all employees.

United Bancorp has split-dollar life insurance arrangements with certain executive officers and certain directors that provide certain death benefits to the executive’s and director’s beneficiaries upon his or her death. The agreements provide a pre- and post-retirement death benefit payable to the beneficiaries of the executive in the event of the executive’s death. The Corporation has purchased life insurance policies on the lives of all participants covered by these agreements in amounts sufficient to provide the sums necessary to pay the beneficiaries, and the Corporation pays all premiums due on the policies. Under the arrangements, directors have the right to designate beneficiaries of death proceeds up to $100,000, subject to forfeiture of that right upon the occurrence of certain events. The Named Executive Officers have the right to designate beneficiaries of death proceeds up to four times the Named Executive Officer’s annual base salary, subject to forfeiture of that right upon the occurrence of certain events. The economic benefit (the imputed income amount of this insurance) for the year 2017 to the Named Executive Officers is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column “All Other Compensation.” The economic benefit (the imputed income amount of this insurance) for the year 2017 to the directors is set forth in the Director Compensation Table under the column “All Other Compensation.”

The Corporation also provides a reasonable level of personal benefits, and perquisites to one or more Named Executive Officers to support the business interests of the bank, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers.

As part of its compensation program the Corporation has entered into agreements with each of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See Employment Contracts and Payments Upon Termination or “Change in Control” below for a more detailed description of these events. The Corporation believes that this structure will help: (i) assure the executives’ full attention and dedication to the Corporation, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

2017 Executive Officer Compensation.  For 2017 the executive officers named in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level. Adjustments in 2017 base salary were based upon each Named Executive’s annual performance review, an annual review of peer compensation, and the overall performance of the Corporation. These adjustments are consistent with the Corporation’s salary budget which is approved by the compensation committee and becomes part of the overall budget approved annually by the board of directors.

The following table sets forth the annual and long-term compensation for United Bancorp’s Chief Executive Officer and its two other highest paid executive officers, as well as the total compensation paid to each individual during United Bancorp’s last three completed fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)(1)	All Other Compen- sation ($)(2)	Total ($)
Scott A. Everson President & Chief Executive Officer United Bancorp, Inc. Principal Position CEO The Citizens Savings Bank	2017	286,334	—	—	—	56,758	—	13,214	356,316
	2016	289,689	—	—	—	76,015	—	11,520	377,224
	2015	286,739	—	—	—	110,452	—	12,251	409,442
Matthew F. Branstetter Senior Vice President Chief Operating Officer United Bancorp, Inc. Principal Position Chief Operating and Lending Officer The Citizens Savings Bank	2017	165,694	—	—	—	26,168	—	8,695	200,557
	2016	160,867	—	—	—	38,105	—	8,020	206,992
	2015	157,713	—	—	—	53,634	—	7,120	218,467
Randall M. Greenwood Senior Vice President, Chief Financial Officer United Bancorp, Inc. Principal Position, CFO, United Bancorp, Inc.	2017	155,018	—	—	—	26,353	—	7,218	188,589
	2016	150,503	—	—	—	35,650	—	7,433	193,586
	2015	137,748	—	—	—	46,732	—	6,796	191,276

1.	Pursuant to the deferred compensation plan implemented by United Bancorp, Inc. for the benefit of its corporate directors.
2.	The amounts shown in this column for the most recently completed fiscal year were derived from the following figures: (1) contributions by United Bancorp to its ESOP Plan: Mr. Scott A. Everson $4,624; Mr. Branstetter $5,142; and Mr. Greenwood $5,435 and (2) the economic benefit of life insurance coverage provided for the Named Executive Officers: Mr. Scott A. Everson $2,211; Mr. Branstetter $464 and Mr. Greenwood $564. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each Named Executive Officer are less than the reporting threshold value of $10,000, but the value of such perquisites for each of the years reported have been included above.

The Corporation maintains a cash-based incentive compensation plan, payments pursuant to which are reported under the column headed “Non-Equity Incentive Plan Compensation.” The amount of the annual cash bonus that may be earned by an executive officer under this plan is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of United Bancorp, with the Chief Executive Officer having the largest weighting. The multiple for calculating the maximum bonus of Scott A. Everson, the Corporation’s Chief Executive Officer, is set at 25% of his base salary for the year (the “Base Multiple”). The Base Multiple for Matthew F. Branstetter and Randall M. Greenwood, the Corporation’s Senior Vice Presidents are set at 20% of their base salary for the year.

Awards under the Corporation’s cash-based incentive compensation plan are based on two general and independent criteria: (1) the Corporation’s earnings per share growth and/or a discretionary level of cash incentive award; and (2) the performance of Unified Bank (the “Bank”) in the following categories: loan and deposit growth; return on average assets; and return on average equity. Under the plan, the potential incentive award of the Corporation’s Named Executive Officers for the year is 75% based upon the Corporation meeting or exceeding its earnings per share from the previous year. The balance of 25% of this cash-based incentive compensation is based upon the Bank’s financial performance. Under the plan, each executive officer is entitled to receive earnings per share incentive awards as follows:

• Earnings per share equal to previous year:	75% of Base Multiple
• 05% Increase in earnings per share over previous year:	100% of Base Multiple
• 10% Increase in earnings per share over previous year:	125% of Base Multiple
• 15% Increase in earnings per share over previous year:	150% of Base Multiple
• 17% Increase in earnings per share over previous year:	175% of Base Multiple
• 20% Increase in earnings per share over previous year:	200% of Base Multiple

The Corporation’s diluted earnings per share for 2017 (exclusive of deferred tax write down) was $0.75 compared to $0.71 for 2016 an increase of 5.6%, therefore the portion of the incentive award based upon earning per share is at the 100% base multiple.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Under- lying Unexer- cised Options (#) Exer- cisable	Number of Securities Under- lying Unexer- cised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Under- lying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott A. Everson	—	—	—	—	—	25,000	$331,250	—	—
Matthew F. Branstetter						10,000	$132,500
Randall M. Greenwood	—	—	—	—	—	15,000	198,750	—	—

1.	Awards granted to Scott Everson and Randall Greenwood vest in February 2019 and awards granted to Matthew Branstetter vest in May 2019.
2.	Market value of $13.25 per share of the Registrants stock as of December 31, 2017.

In keeping with the Board’s belief that a key to attracting and retaining good management and directors is a competitive compensation program, in 2009 the Board, through the recommendation of its Compensation Committee, implemented a restricted stock awards program in accordance with the terms of the shareholder-approved United Bancorp, Inc. 2008 Stock Incentive Plan. In accordance with that plan, the Corporation as of December 31, 2017 has issued 175,000 restricted common stock awards to certain Officers and Directors of the Corporation. These awards will cliff vest at the earliest of the individuals’ normal retirement date or 9 years and 6 months from date of grant. At December 31, 2017, no shares were vested pursuant to these awards. However, these shares are entitled to receive dividends and may be voted on matters requiring shareholder approval by the respective participants.

Employment Contracts and Payments upon Retirement, Termination or “Change in Control”

The Corporation has entered into change-in-control agreements with Messrs. Everson, Branstetter and Greenwood. The agreements provide that Mr. Scott A. Everson, Mr. Matthew F. Branstetter and Mr. Randall M. Greenwood will be entitled to a lump sum severance benefit in the event of their involuntary termination of employment (other than for cause) following a “change in control” of the Corporation, as defined in the Agreements. In the event of a change in control and the involuntary termination of employment, the agreements provide that: Mr. Scott A. Everson will each receive a lump sum cash payment equal to

2.99 times his respective annual compensation; and Mr. Branstetter and Mr. Greenwood would receive a lump sum cash payment equal to 2.0 times their annual compensation.

The material terms of the Corporation’s defined benefit pension plan, its 401(k) and Employee Stock Ownership Plan, and the split-dollar life insurance arrangements maintained with respect to its executive officers and certain directors are discussed in the section of this proxy statement captioned “Compensation Overview.” In addition, the material terms of the Corporation’s Deferred Compensation Plan, in which certain Directors and Named Executive Officers may participate, are discussed below.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gary W. Glessner	36,420		0	0	98	36,518
John M. Hoopingarner	29,795	—	0	0	169	29,964
Richard L. Riesbeck	34,272	—	0	0	276	34,548

The table above provides information on the compensation paid to the Corporation’s outside Directors during 2017. Information regarding compensation paid to S. Everson, including compensation paid for his service as a Director, is provided in the Summary Compensation Table and the supplemental narrative disclosure to that table provided above. The Corporation compensates each director for services as a director in the following manner: each director receives an annual retainer fee of $7,500 regardless of board meeting attendance and $1,252 per meeting attended. Each member of the Executive Committee and Compensation Committee receives $295 for each meeting attended. The Chairman of the Audit Committee receives an annual retainer of $1,000 and $557 per Audit Committee meeting attended, while all other members of the Audit Committee receive $344 per Audit Committee meeting attended (other than those held in connection with a full meeting of the Board of Directors). The Corporation’s outside Chairman receives an additional $5,000 retainer and as the Bank’s Lead Director he receives an additional retainer of $1,000. Amounts included in the “Fees Earned or Paid in Cash” column also include retainers and meeting fees paid to each for service on the Bank’s Board of Directors. Amounts indicated under the “All Other Compensation” column represent the annual economic benefit imputed to each of the respective directors under the Corporation’s split dollar life insurance arrangement for the year 2017.

The Corporation has also established a deferred compensation plan for the benefit of its directors, officers and the directors of its subsidiary bank. The Plan is an unfunded deferred compensation plan for tax purposes and for purposes of Title I of ERISA. Amounts deferred under the Plan shall remain unrestricted assets of the Corporation, and participants have the status of general unsecured creditors of the Corporation. Any director or officer who desires to participate in the Plan may elect for any year, on or before the 31st day of December of the preceding year, to defer all or a specified part of the fees and up to 50% of incentive award amounts which thereafter shall be payable to him for services in the succeeding year. Additionally, such an election may be made at any time within thirty (30) days following the date on which a person is elected to the Board of Directors if such person was not a member of the Board on the preceding December 31st, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year. A Director may also make such an election within thirty (30) days following adoption of the Plan by such subsidiary of United Bancorp, Inc. which had not previously participated in the Plan, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year. At least annually a participant’s account balances or credits shall be deemed to be invested in United Bancorp, Inc. Common Stock and the account shall be credited with any subsequent dividends with respect to the Common Stock credited to his or her account.

When a participant ceases to be a member of the Board or an Officer, the Corporation shall pay him or her in equal annual installments or at his irrevocable election, in one lump sum, the aggregate number of shares of United Bancorp, Inc. Common Stock, (including, without limitation shares deemed to be acquired through reinvested dividends) that are credited to his or her account as of the close of business on the date of the termination of his membership on the Board or termination of his or her as an Officer of the Corporation, together with any cash account balance which has not yet been deemed invested in United Bancorp, Inc. Common Stock. The annual installment payment option shall be over a period not to exceed ten years.

Amounts deferred by participant during 2017 are indicated in the table below.

Name	Director Compensation Deferred in Last FY ($)
Scott A. Everson	8,957	(1)
John M. Hoopingarner	7,045	(2)
Richard L. Riesbeck	8,568	(2)

1.	This amount represents director fees reported as Salary in the Summary Compensation Table.
2.	This amount represents director fees reported as Fees Earned or Paid in Cash in the Director Compensation Table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires United Bancorp’s executive officers, directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and United Bancorp reports of their ownership of United Bancorp securities. Based upon written representations and copies of reports furnished to United Bancorp by Insiders, all other Section 16 reporting requirements applicable to Insiders during 2017 were satisfied on a timely basis.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
AND COMMUNICATIONS WITH DIRECTORS

Proposals for Inclusion in Proxy Materials

Shareholders may submit proposals appropriate for shareholder action at the Corporation’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2018 Annual Meeting, they must be received by the Corporation no later than November 20, 2018. Such proposals should be directed to United Bancorp, Inc., Attention: Chief Executive Officer, 201 South Fourth Street, Martins Ferry, Ohio 43935.

Proposals Other than for Inclusion in Proxy Materials

Pursuant to the Corporation’s Amended and Restated Code of Regulations (the “Code”), if the Corporation provides less than 25 days’ prior notice of the 2019 Annual Meeting date, the latest possible cut-off for any shareholder to propose any matter to be acted upon at the 2019 Annual Meeting of Shareholders is the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed. Otherwise, in order to be timely, a shareholder’s notice must be delivered to the principal executive officers of the Corporation not less than 25 days prior to the meeting date. If the Board of Directors determines to hold the 2019 annual meeting of shareholders on the third Wednesday of April (April 17, 2019), as is the default annual meeting date pursuant to Section 1 of the Code, notice containing the information required by Section 5 of the Code would need to be delivered to the Corporation’s Secretary no later than March 23, 2019. If notice has not been provided by these respective dates, the business may not be considered at the Annual Meeting.

In addition, in accordance with Federal proxy regulations the proxy cards delivered in connection with next year’s Annual Meeting will confer discretionary voting authority, to be exercised in the judgment of the Corporation’s Board of Directors, with respect to any shareholder proposal received less than 45 days prior to the anniversary of the mailing date of this year’s proxy materials, which deadline will fall on or around February 3, 2019. The Corporation also retains its authority to discretionarily vote proxies with respect to shareholder proposals received after November 20, 2018 but prior to February 3, 2018, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

Director Nominations

In order to make a director nomination at a shareholder meeting, it is necessary that you notify United Bancorp not less than 40 days or more than 60 days prior to the date of the meeting. In addition, the notice must meet all other requirements contained in the Code.

Communications with Directors

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: United Bancorp Board of Directors, 201 South Fourth Street, Martins Ferry, Ohio 43935. All letters directed to the Board of Directors will be received and processed by the Corporate Secretary and will be forwarded to the Chairman of the Nominating and Governance Committee without any editing or screening.

OTHER BUSINESS

Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

ANNUAL REPORT TO SHAREHOLDERS

United Bancorp’s Annual Report for its fiscal year ended December 31, 2017 accompanies this Proxy Statement but is not part of our proxy soliciting material. Shareholders may obtain a copy of the Corporation’s annual report on Form 10-K, including financial statements and the notes thereto, required to be filed with the Commission pursuant to SEC Rule 13a-1 for the Corporation’s most recent fiscal year by submitting a written request to Lisa A. Basinger, Corporate Secretary, United Bancorp, Inc., 201 South Fourth Street, Martins Ferry, Ohio. You may also request additional copies of our most recent Annual Report to Shareholders by submitting a written request to Ms. Basinger’s attention. A library of United Bancorp’s annual reports can be accessed on the Corporation’s website at www.unitedbancorp.com.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS
SHARING AN ADDRESS

The Securities and Exchange Commission has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This is known as “householding.”

As a consequence, you and all other shareholders who share your home address are receiving only one copy of our annual report and proxy statement for our Annual Meeting of Shareholders. However, we have included a separate proxy card for each registered shareholder located at your home address.

The Corporation will deliver promptly, upon oral or written request, a separate copy of the annual report and proxy statement for our Annual Meeting of Shareholders to any shareholder at a shared address who wishes to his or her own separate copies of such documents. Such notification can be delivered in writing to the Corporation’s transfer agent, American Stock Transfer & Trust Company, at 6201 15th Avenue, 3rd Floor, Brooklyn, NY 11219 or by contacting our transfer agent toll free at 1-800-937-5449.

If you and other shareholders who share your same last name and reside with you have received multiple copies of the annual report and proxy statement for our Annual Meeting of Shareholders, and you wish to receive a single copy of such materials in accordance with the Corporation’s householding program, you may contact its transfer agent, American Stock Transfer & Trust Company, toll free at 1-800-937-5449.

We urge you to sign and return the enclosed proxy form as promptly as possible or vote via phone or internet whether or not you plan to attend the meeting in person.

Exhibit A

UNITED BANCORP, INC.
2018 STOCK INCENTIVE PLAN

ARTICLE 1

General Purpose of Plan; Definitions

1.1	Name and Purposes. The name of this Plan is the United Bancorp, Inc. 2018 Stock Incentive Plan. The purpose of this Plan is to enable United Bancorp, Inc. and its Affiliates to: (i) attract and retain skilled and qualified directors, officers and key employees who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the interests of the participants with those of the Company’s shareholders.
1.2	Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:
(a)	“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company, as determined by the Board of Directors in its discretion.
(b)	“Award” means any grant under this Plan of a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Performance Share to any Plan participant.
(c)	“Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
(d)	“Cause” with respect to an employee of the Company or any affiliate of the Company who had not entered into an employment agreement with the Company or such an affiliate, means and is limited to (i) criminal dishonesty, (ii) refusal to perform duties on an exclusive and substantially full-time basis, (iii) refusal to act in accordance with any specific substantive instructions given by the Company or any affiliate of the Company with respect to performance of duties normally associated with such employee’s position, or (iv) engaging in conduct which could be materially damaging to the Company or any affiliate of the Company without a reasonable good faith belief that such conduct was in the best interest of the Company or any affiliate of the Company. With respect to an employee who is employed pursuant to an employment agreement with the Company or such an affiliate, “Cause” shall mean “cause” as defined in the terms of such employment agreement (as it may be amended from time to time).
(e)	“Change in Control” shall mean a “Change in Ownership,” “Change in Effective Control”, or a “Change in Ownership of a Substantial Portion of Assets” as defined Treasury Regulation 1.409A-3(i)(5).
(f)	“Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or guidance promulgated thereunder. Whenever reference is made to a specific Internal Revenue Code section, such reference shall be deemed to be a reference to any successor Internal Revenue Code section or sections with the same or similar purpose.
(g)	“Committee” means the committee administering this Plan as provided in Section 2.1.
(h)	“Common Shares” mean the common shares no par value per share, of the Company.
(i)	“Company” means United Bancorp, Inc., a corporation organized under the laws of the State of Ohio and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to United Bancorp, Inc. or substantially all of the assets of United Bancorp, Inc. and that assumes the obligations of United Bancorp, Inc. under this Plan by operation of law or otherwise.
(j)	“Date of Grant” means the date on which the Committee grants an Award.
(k)	“Director” means a member of the Board of Directors.
(l)	“Disability” means the person (i) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan of the Company or an affiliate covering the person, or (ii) has been determined to be totally disabled by the United States Social Security Administration.
(m)	“Eligible Participant” is defined in Article 4.
(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any lawful regulations or guidance promulgated thereunder.
(o)	“Exercise Price” means the purchase price of a Share pursuant to a Stock Option, or the exercise price per Share related to a Stock Appreciation Right.
(p)	“Fair Market Value” means the closing price of a Share as reported on The Nasdaq Stock Market, or, if applicable, on any national securities exchange or automated quotation system on which the Common Shares are principally traded: (i) on the date for which the determination of Fair Market Value is made, or (ii) if the closing price is not yet known as of such date then the date prior to that, or, (iii) if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not, or cease to be, traded on The Nasdaq Stock Market or any national securities exchange or automated quotation system, the “Fair Market Value” of Common Shares shall be determined pursuant to a reasonable valuation method prescribed by the Committee. Notwithstanding the foregoing, as of any date, the “Fair Market Value” of Common Shares shall be determined in a manner consistent with Code Section 409A and the guidance then-existing thereunder. In addition, “Fair Market Value” with respect to ISOs and related SARs shall be determined in accordance with Section 6.2(f).
(q)	“Incentive Stock Option” and “ISO” mean a Stock Option that is identified as such and which is intended to meet the requirements of Section 422 of the Code.
(r)	“Non-Qualified Stock Option” and “NQSO” mean a Stock Option that: (i) is governed by Section 83 of the Code; and (ii) is not intended to meet the requirements of Section 422 of the Code.
(s)	“Outside Director” means a nonemployee Director. In addition, at all times during which the Company is subject to the reporting requirements of the Exchange Act, “Outside Director means a nonemployee Director who meets the definitions of the terms “independent director” set forth in The Nasdaq Stock Market rules, and “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted by the Internal Revenue Service, The Nasdaq Stock Market and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations.
(t)	“Parent” means any corporation which qualifies as a “parent corporation” of the Company under Section 424(e) of the Code.
(u)	“Performance Shares” is defined in Article 9.
(v)	“Performance Period” is defined in Section 9.2.
(w)	“Plan” means this United Bancorp, Inc. 2018 Stock Incentive Plan, as amended from time to time.
(x)	“Restricted Share Units” is defined in Article 8.
(y)	“Restricted Shares” is defined in Article 8.
(z)	“Rule 16b-3” is defined in Article 16.

(aa)	“Share” or “Shares” mean one or more of the Common Shares.
(bb)	“Shareholder” means an individual or entity that owns one or more Shares.
(cc)	“Stock Appreciation Rights” and “SARs” mean any right to receive the appreciation in Fair Market Value of a specified number of Shares over a specified Exercise Price pursuant to an Award granted under Article 7.
(dd)	“Stock Option” means any right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5 and may be an Incentive Stock Option or a Non-Qualified Stock Option.
(ee)	“Stock Power” means a power of attorney executed by a participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Common Shares from the participant to the Company or a third party.
(ff)	“Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.
(gg)	“Vested” means, with respect to a Stock Option, that the time has been reached when the option to purchase Shares first becomes exercisable; and with respect to a Stock Appreciation Right, when the Stock Appreciation Right first becomes exercisable for payment; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability; with respect to Restricted Share Units and Performance Shares, when the units or Shares are no longer subject to forfeiture and are converted to Shares. The words “Vest” and “Vesting” have meanings correlative to the foregoing.

ARTICLE 2

Administration

2.1	Authority and Duties of the Committee.
(a)	The Plan shall be administered by a Committee of at least two Directors who are appointed by the Board of Directors. Unless otherwise determined by the Board of Directors, the Compensation Committee of the Board of Directors (or any subcommittee thereof) shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual then considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b)	The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to Eligible Participants. The Committee may, at any time and from time to time, at the request of a Participant or at the discretion of the Committee, designate that a portion of such Participant’s compensation otherwise payable in cash be payable in Common Shares, Options or SARs. The Committee shall have the sole discretion to determine the value of the Common Shares, Options, or SARs so payable and the terms and conditions under which such Common Shares shall be issued or such Options or SARs shall be granted.
(c)	The Committee has the sole and exclusive authority, subject to any limitations specifically set forth in this Plan, to:
(i)	select the Eligible Participants to whom Awards are granted;
(ii)	determine the types of Awards granted and the timing of such Awards;
(iii)	determine the number of Shares to be covered by each Award granted hereunder;
(iv)	determine the other terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;
(v)	determine whether any conditions or objectives related to Awards have been met, including but not limited to any determination of whether the performance objectives for Performance Shares or other performance-based awards have been satisfied, as required for compliance with Article 9 of this Plan;
(vi)	subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan;
(vii)	adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;
(viii)	promulgate such administrative forms as it from time to time deems necessary or appropriate for administration of the Plan;
(ix)	construe, interpret, administer and implement the terms and provisions of this Plan, any Award and any related agreements;

(x)	correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements;
(xi)	prescribe any legends to be affixed to certificates representing Shares or other interests granted or issued under the Plan; and
(xii)	otherwise supervise the administration of this Plan.
(d)	All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its shareholders and participants, but may be made by their terms subject to ratification or approval by, the Board of Directors, another committee of the Board of Directors or shareholders.
(e)	The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan.
2.2	Delegation of Duties. The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes of plan administration at the expense of the Company. The power to delegate provided for herein does not include the power to grant an Award.
2.3	Limitation of Liability. Members of the Board of Directors, members of the Committee and Company employees who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

ARTICLE 3

Stock Subject to Plan

3.1	Total Shares Limitation. Subject to the provisions of this Article, the maximum number of Shares that may be issued or transferred under this Plan shall not exceed in the aggregate 500,000 Common Shares, which may be treasury or authorized but unissued Shares.
3.2	Participant Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any participant in any fiscal year (including but not limited to Awards of Stock Options and SARs), regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 25,000 Shares.
3.3	Awards Not Exercised; Effect of Receipt of Shares. If any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable or released from restrictions with respect to the unexercised or non-Vested portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan. If the Exercise Price of an Award is paid in Shares, or if Shares are withheld or sold to cover tax withholding obligations pursuant to Sections 15.1 and 15.2 of this Plan, the Shares received by the Company in connection therewith shall not be added to the maximum aggregate number of Shares which may be issued under Section 3.1.
3.4	Dilution and Other Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above and (iv) the purchase or exercise price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with: (i) Sections 422 and 424 of the Code with respect to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NQSOs, applied as if the NQSOs were ISOs; and (iii) Section 409 A of the Code, to the extent necessary to avoid its application or avoid adverse tax consequences thereunder. In applying the provisions of this Section 3.4, the Committee shall lack discretion with respect to any adjustment which is required to prevent enlargement or dilution of rights under any Award and shall promptly make such adjustments as are required to prevent an enlargement or dilution of rights.

ARTICLE 4

Participants

4.1	Eligibility. Directors, Officers and all other key employees of the Company or any of its Affiliates (each an “Eligible Participant”) who are selected by the Committee in its sole discretion are eligible to participate in this Plan.
4.2	Award Agreements. Awards shall be evidenced by a written agreement in a form prescribed by the Committee (hereinafter “Award Agreement”). Execution of an Award Agreement shall constitute the participant’s irrevocable agreement to, and acceptance of, the terms and conditions of the Award set forth in such agreement and of the terms and conditions of the Plan applicable to such Award. Award Agreements may differ from time to time and from participant to participant.

ARTICLE 5

Stock Option Awards

5.1	Option Grant. Each Stock Option granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant.
5.2	Terms and Conditions of Grants. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the Shares acquired upon exercise as may be provided in the relevant agreement evidencing the Stock Options, so long as such terms and conditions are not inconsistent with the terms of this Plan, as the Committee deems desirable:
(a)	Exercise Price. Subject to Section 3.4, the Exercise Price shall never be less than 100% of the Fair Market Value of the Shares on the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee; provided, however, that such formula or method will provide for a minimum Exercise Price equal to the Fair Market Value of the Shares on the Date of Grant. Except as otherwise provided in Section 3.4, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares on the Date of Grant. Nothing in this Section 5.2(a) shall be construed as limiting the Committee’s authority to grant premium price Stock Options which do not become exercisable until the Fair Market Value of the underlying Shares exceeds a specified percentage (e.g. , 110%) of the Exercise Price; provided, however, that such percentage will never be less than 100%.
(b)	Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed 10 years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be 10 years. Nothing in this Section 5.2(b) shall be construed as limiting the Committee’s authority to grant Stock Options with a term shorter than 10 years.
(c)	Vesting. Stock Options, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant. The Committee may provide that a vesting schedule shall be specified in an Award Agreement. If the Committee provides that any Stock Option becomes Vested over a period of time or upon performance events, in full or in installments, the Committee may waive or accelerate such Vesting provisions at any time. Unless otherwise determined by the Committee in connection with the grant and set forth in the Award Agreement, all unvested Stock Options shall immediately vest upon the Death or Disability of the holder.
(d)	Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any tax withholding pursuant to Article 15. Subject to the approval of the Committee, the Exercise Price may be paid:
(i)	in cash in any manner satisfactory to the Committee;
(ii)	by tendering (by either actual delivery of Shares or by attestation) unrestricted Shares owned by the person entitled to exercise the Stock Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSOs, including restricted Shares;
(iii)	by a combination of cash and unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option; and
(iv)	by another method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the Exercise Price, which may include broker assisted cashless exercise.

The Committee may withhold its approval for any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for the Company or a participant or a violation of any law applicable to the Company from time to time, and related regulations and guidance.

If the Exercise Price of an NQSO is paid by tendering Restricted Shares, then the Shares received upon the exercise will contain restrictions that are no less restrictive then the Restricted Shares so tendered.

(e)	Form. Unless the grant of a Stock Option is expressly designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are subject to the additional terms and conditions in Article 6.
(f)	Special Limitations on Stock Option Awards. Unless an Award Agreement approved by the Committee provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A and applicable Treasury regulations and all Stock Option Awards shall be construed and administered accordingly.
5.3	Termination of Grants Prior to Expiration. Subject to Article 6 with respect to ISOs, if the employment of an optionee with the Company or its Affiliates terminates for any reason, all unexercised Stock Options may be exercised only in accordance with rules established by the Committee or as specified in the relevant agreement evidencing the Stock Options. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation (but only to the originally scheduled expiration date), or acceleration of the vesting of all or part of the Stock Options.

ARTICLE 6

Special Rules Applicable to Incentive Stock Options

6.1	Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers) of the Company or of an Affiliate, provided that the Affiliate is a Parent or Subsidiary.
6.2	Special ISO Rules.
(a)	Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan.
(b)	Ten Percent Shareholder. No grantee may receive an ISO under this Plan if such grantee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company, its Parent or any Subsidiary, unless (i) the option price for such ISO is at least 110% of the Fair Market Value of the Shares as of the Date of Grant, and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.
(c)	Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or its Parent or its Subsidiary) shall not exceed $100,000. Unless otherwise set forth in an Award Agreement, if such aggregate Fair Market Value shall exceed $100,000, such number of ISOs as shall have an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as NQSOs.
(d)	Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO granted hereunder (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may such ISO (or related Stock Appreciation Right) be exercisable during a grantee’s lifetime other than by him (or his guardian or legal representative to the extent permitted by applicable law).
(e)	Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or Disability (as defined in Section 422 of the Code). If the Award Agreement for an ISO permits exercise after such date such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment such that no employment relationship exists between the participant and the Company, a Parent or a Subsidiary.
(f)	Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code and any Treasury regulations thereunder.
6.3	Subject to Code Amendments. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 of the Code. Any ISO which fails to comply with Section 422 of the Code is automatically treated as an NQSO appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for NQSOs.

ARTICLE 7

Stock Appreciation Rights

7.1	SAR Grant and Agreement. Stock Appreciation Rights (including SOSARs with the meaning set forth below) may be granted under this Plan and each SAR granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant.
(a)	Term. Any unexercised portion of a Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.
(b)	Vesting. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant. Unless otherwise determined by the Committee in connection with the grant and set forth in the Award Agreement, all unvested Stock Appreciation Rights shall immediately vest upon the Death or Disability of the holder.
(c)	Exercise Price. Subject to Section 3.4, the Exercise Price of a Stock Appreciation Right will never be less than 100% of the Fair Market Value of the related Shares on the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee; provided, however, that such formula or method will provide for a minimum Exercise Price equal to the Fair Market Value of the Shares on the Date of Grant. Except as otherwise provided in Section 3.4, no subsequent amendment of an outstanding Stock Appreciation Right may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares on the Date of Grant. Nothing in this Section 7.3(c) shall be construed as limiting the Committee’s authority to grant premium price Stock Appreciation Rights which do not become exercisable until the Fair Market Value of the related Shares exceeds a specified percentage (e.g., 110%) of the Exercise Price; provided, however, that such percentage will never be less than 100%.
(d)	Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of the tax withholding requirements pursuant to Article 15, the holder of the Stock Appreciation Right is entitled to receive Shares or cash as specified in the original Award Agreement (as set forth below) equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price of the SAR multiplied by the number of Stock Appreciation Rights being exercised. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Exercise Price of the SAR, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.
(i)	Stock Appreciation Right designated as a Stock Only Stock Appreciation Right (“SOSAR”) in the original Award Agreement. With respect to an Award designated by the Company in the original Award Agreement as a SOSAR, the holder shall be entitled to receive only Shares of the Company upon exercise.
(ii)	All Other Stock Appreciation Rights. With respect to all other Awards the holder shall be entitled to the cash or other property set forth in the Award Agreement.
(e)	Early Termination Prior to Expiration. If the employment of an optionee with the Company or its Affiliates terminates for any reason, all unexercised Stock Appreciation Rights may be exercised only in accordance with rules established by the Committee or as specified in the relevant agreement evidencing such Stock Appreciation Rights. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation (but only to the originally scheduled expiration date), or acceleration of the vesting of all or part of such Stock Appreciation Rights.
7.2	Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan, as are determined from time to time by the Committee.
7.3	Special Limitations on SAR Awards. Unless an Award Agreement approved by the Committee provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A and applicable Treasury regulations and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

ARTICLE 8

Restricted Share and Restricted Share Unit Awards

8.1	Restricted Share Grants and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award

Agreement dated as of the Date of Grant and executed by the Company and by the participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant consents to any tax withholding as provided in Article 15.
8.2	Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
(a)	Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and from participant to participant and which may be below the Fair Market Value of such Restricted Shares at the Date of Grant.
(b)	Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant’s employment with the Company or its Affiliates prior to vesting. The Committee may at any time waive any such restrictions or accelerate the date or dates on which the restrictions will lapse.
(c)	Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the Award Agreement governing an Award provides that such Award is intended to be “performance-based compensation,” the provisions of Article 9 will also apply.
(d)	Delivery of Shares. Restricted Shares will be registered in the name of the participant and deposited, together with a Stock Power, with the Company or its designated officer or escrow agent. Each such certificate will bear a legend in substantially the following form:

“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the United Bancorp, Inc. 2018 Stock Incentive Plan and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, and after any tax withholding, such Shares will be delivered free of all restrictions (except for any pursuant to Article 14) to the participant or other appropriate person and with the foregoing legend removed from the stock certificate.

(e)	Forfeiture of Shares. If a participant who holds Restricted Shares fails to satisfy the restrictions, vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the participant or such other amount which may be specifically set forth in the Award Agreement. A participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such participant.
(f)	Voting and Other Rights. Except as otherwise required by the terms of the applicable Restricted Share Agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.
8.3	Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares that will be issued to a participant at a future time or times at no cost, or at a purchase price determined by the Committee which purchase price may be below their Fair Market Value if continued employment and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement dated as of the Date of Grant and executed by the Company and the Plan participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the participant agrees to remit to the Company when due any tax withholding as provided in Article 15.
8.4	Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)	Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, a requirement that the participant forfeit such Restricted Share Unit in the event of termination of the participant’s employment with the Company or its Affiliates prior to Vesting. The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.
(b)	Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the Award Agreement governing an Award provides that such Award is intended to be “performance-based compensation,” the provisions of Article 9 will also apply.
(c)	Voting and Other Rights. A participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such units. Such participant shall have no rights of a Shareholder with respect to such units; provided, however, that an Award Agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Restricted Share Unit Award.
(d)	Lapse of Restrictions. If a participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares which are free of all restrictions except for any restrictions pursuant to Article 14.
(e)	Forfeiture of Restricted Share Units. If a participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units (prior to the lapse, satisfaction or waiver of such restrictions and conditions), except as may otherwise be determined by the Committee, the participant shall forfeit the Restricted Share Units.
(f)	Termination. A Restricted Share Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of employment of the participant during the time period or periods specified by the Committee during which any performance objectives must be met (the “Performance Period”). If a participant’s employment with the Company or its Affiliates terminates by reason of his or her death, disability or retirement, the Committee in its discretion at or after the Date of Grant may determine that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of Shares in an amount which is not more than the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be performance-based compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objectives.
(g)	Special Limitations on Restricted Share Unit Awards. Unless an Award Agreement approved by the Committee provides otherwise, Restricted Share Units awarded under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A and all Restricted Share Unit Awards shall be construed and administered accordingly.
8.5	Time Vesting of Restricted Share and Restricted Share Unit Awards. Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section. Unless otherwise determined by the Committee in connection with the grant and set forth in the Award Agreement, all unvested Restricted Share and Restricted Share Unit Awards shall immediately Vest with respect to any required time vesting upon the Death or Disability of the holder.
8.6	Special Limitations on Restricted Share and Restricted Stock Unit Awards. Unless an Award Agreement approved by the Committee provides otherwise, Restricted Share and Restricted Stock Units awarded under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A and applicable Treasury regulations and all Awards shall be construed and administered accordingly.

ARTICLE 9

Performance Share Awards

9.1	Performance Share Awards and Agreements. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any tax withholding as provided in Article 15.
9.2	Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee will also specify the time period or periods (the “Performance Period”) during which the performance objectives must be met. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Performance measurement may be described in terms of objectives that are related to the performance by the Company, by any Subsidiary, or by any employee or group of employees in connection with services performed by that employee or those employees for the Company, a Subsidiary, or one or more subunits of the Company or of any Subsidiary. The performance objectives may be made relative to the performance of other companies. The performance objectives and periods need not be the same for each participant nor for each Award.
9.3	Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants and the public Shareholders of the Company and such adjustment complies with any applicable legal requirements, to the extent applicable, unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.
9.4	Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement as the Committee deems desirable:
(a)	Delivery of Shares. As soon as practicable after the applicable Performance Period has ended, the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any restrictions pursuant to Article 14. Notwithstanding the forgoing, the distribution of Shares provided for herein shall occur not later than two and one-half months following the end of the calendar year in which the Performance Period has ended.
(b)	Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment of the participant during the Performance Period. If a participant’s employment with the Company or its Affiliates terminates by reason of his or her death, disability or retirement, the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements, that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of a portion of the participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.
(c)	Voting and Other Rights. Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of Shares issued pursuant to an Award; provided, however, that an Award Agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Performance Share Award. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.
9.5	Special Limitations on Performance Share Awards. Unless an Award Agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A and all Performance Share Awards shall be construed and administered accordingly.

ARTICLE 10

Transfers and Leaves of Absence

10.1	Transfer of Participant. For purposes of this Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

10.2	Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:
(a)	a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;
(b)	a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and
(c)	any other absence determined by the Committee in its discretion not to constitute a termination of employment.

ARTICLE 11

Effect of Change in Control

11.1	Change in Control Defined. “Change in Control” shall mean a “Change in Ownership” as defined in Article 1 of this Plan.
11.2	Effect of Change in Control. Unless otherwise determined by the Committee in connection with the grant and set forth in the Award Agreement, in the event of a Change in Control of the Company:
(a)	all Stock Options or SARs, notwithstanding any limitations set forth in the Plan or Award Agreement shall become fully Vested;
(b)	all Restricted Shares, notwithstanding any limitations set forth in the Plan or Award Agreement shall become fully Vested; and
(c)	all Restricted Share Units and Performance Shares, notwithstanding any limitations set forth in the Plan or Award Agreement shall become fully Vested.

In addition, in connection with a Change in Control the Committee shall have the right, in its sole discretion, to:

(d)	cancel any or all outstanding Stock Options, SARs, Restricted Share Units and Performance Shares in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof receivable in respect of one Share upon consummation of the transaction in question (the “Acquisition Consideration”) that the holder of the Stock Option, SAR, Restricted Share Unit or Performance Share would have received had the Stock Option, SAR, Restricted Share Unit or Performance Share been exercised or converted into Shares, as applicable, prior to such transaction, less the applicable exercise or purchase price therefor;

(e)	cause the holders of any or all Stock Options, SARs, Restricted Share Units and Performance Shares to have the right thereafter and during the term of the Stock Option, SAR, Restricted Share Unit or Performance Share to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of the number of Common Shares which might have been obtained upon exercise or conversion of all or any portion thereof, less the applicable exercise or purchase price therefor, or to convert such Stock Option, SAR, Restricted Share Unit or Performance Share into a stock option, appreciation right, restricted share unit or performance share relating to the surviving or new corporation in the transaction; or
(f)	take such other action as it deems appropriate to preserve the value of the Award to the Participant, including the cancellation of such Award and the payment of the value of the Acquisition Consideration attributable to the Award, net of payments due from the holder thereof upon exercise if any, in cash.

The Committee may provide for any of the foregoing in an Award Agreement governing an Award in advance, may provide for any of the foregoing in connection with a Change in Control, or do both. Alternatively, the Committee shall also have the right to require any purchaser of the Company’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence.

The manner of application and interpretation of the foregoing provisions of this Section 11.2 shall be determined by the Committee in its sole and absolute discretion.

11.3	Code Section 409A. Unless an Award Agreement approved by the Committee provides otherwise, each Award granted under this Plan is intended to meet the requirements for exclusion from coverage under Code Section 409A. If the Committee provides than an Award shall be subject to Code Section 409A, then, notwithstanding the other provisions of this Article 11, the Committee may provide in the Award Agreement for such changes to the definition of Change in Control from the definition set forth in this Article 11, and for such changes to the Committee’s rights upon a Change in Control, as the Committee may deem necessary in order for such Award to comply with Code Section 409A.

ARTICLE 12

Transferability of Awards

12.1	Awards Are Non-Transferable. Except as provided in Sections 12.2 and 12.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.

12.2	Inter-Vivos Exercise of Awards. During a participant’s lifetime, Awards are exercisable only by the participant or, as permitted by applicable law and notwithstanding Section 12.1 to the contrary, the participant’s guardian or other legal representative.
12.3	Limited Transferability of Certain Awards. Notwithstanding Section 12.1 to the contrary, Awards may be transferred by will and by the laws of descent and distribution. Moreover, the Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer is made (a) if the Award is an Incentive Stock Option, the transfer is consistent with Section 422 of the Code; (b) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (c) by the participant for no consideration to Immediate Family Members (as defined below) or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability.

ARTICLE 13

Amendment and Discontinuation

13.1	Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:
(a)	which would materially and adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant’s written consent thereto; and
(b)	without shareholder approval, if shareholder approval is required under applicable laws, regulations or exchange requirements (including Section 422 of the Code with respect to ISOs).

Notwithstanding the foregoing, this Plan may be amended without participants’ consent to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Company, the Plan or participants; or (iii) avoid any unintended unfavorable tax effects for the Company, the Plan or participants.

13.2	Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options or SARs with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.

ARTICLE 14

Issuance of Shares and Share Certificates

14.1	Issuance of Shares. The Company will issue or cause to be issued Shares as soon as practicable upon exercise or conversion of an Award that is payable in Shares. No certificates for Shares will be issued until full payment has been made, to the extent payment is required. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise or conversion of the Award payable in shares.
14.2	Delivery of Share Certificates. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:
(a)	payment in full for the Shares and for any tax withholding (See Article 15);
(b)	completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;
(c)	admission of such Shares to listing on The Nasdaq Stock Market or any stock exchange on which the Shares are listed;
(d)	in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;
(e)	obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and
(f)	the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.
14.3	Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which the Shares are then-listed, and any other applicable Federal or state law and will include any restrictive legends on stock certificates that the Committee may deem appropriate to include.
14.4	Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 15

Satisfaction of Tax Liabilities

15.1	In General. The Company shall withhold any taxes which the Committee determines the Company is required by law or required by the terms of this Plan to withhold in connection with any payments incident to this Plan. The participant or other recipient shall provide the Committee with such additional information or documentation as may be necessary for the Company to discharge its obligations under this Section. The Company may withhold: (a) cash, (b) subject to any limitations under Rule 16b-3, Common Shares to be issued, or (c) any combination thereof, in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, a Subsidiary or a Parent to withhold federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an Award, its disposition, or the disposition of the underlying Common Shares. Alternatively, the Company may require the holder to pay to the Company such amounts, in cash, promptly upon demand.
15.2	Withholding from Share Distributions. With respect to a distribution in Shares pursuant to Restricted Share, Restricted Share Unit or Performance Share Awards under the Plan, the Committee may cause the Company to sell the number of such Shares with a value (net proceeds of such sale) equal to (or exceeded by not more than the actual sale price of a single Share) the Company’s required tax withholding relating to such distribution. The Committee may withhold the proceeds of such sale for purposes of satisfying such tax withholding obligation.
15.3	Section 83(b) Election. The Committee may, where applicable, provide in an Award Agreement the right of the participant to make an election pursuant to Section 83(b) of the Code, or comparable provisions of any state tax law, to include in the participant’s gross income the fair market value as of the Award as of the Date of Grant. The participant may make such an election only if, prior to making any such election, the participant (a) notifies the Company of participant’s intention to make such election in accordance with any notice requirements set forth in the Award Agreement, and (b) pays to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority for participant’s account, or otherwise makes arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise.

ARTICLE 16

General Provisions

16.1	No Implied Rights to Awards or Employment. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to terminate employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award Agreement.
16.2	Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
16.3	Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time (“Rule 16b-3”). All transactions involving any participant subject to Section 16(a) of the Exchange Act shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.
16.4	Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.
16.5	Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

16.6	Governing Law. To the extent not preempted by Federal law, this Plan and all Award Agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.
16.7	Legal Requirements. No Awards shall be granted and the Company shall have no obligation to make any payment under the Plan, whether in Shares, cash, or a combination thereof, unless such payment is, without further action by the Committee, in compliance with all applicable Federal and state laws and regulations, including, without limitation, the Code and Federal and state securities laws.
16.8	Forfeiture by Employees in Connection with Termination for Cause. Notwithstanding any other provision of this Plan, subject to the provisions of the Award Agreement to which such Award relates, upon the termination of employment of an employee Participant for Cause such employee Participant shall forfeit all benefits associated with any Award as provided for herein. Pursuant to this provision, an employee shall forfeit all unexercised Options whether or not previously vested, all unexercised SARs whether or not previously vested and all Restricted Shares, Restricted Share Units and Performance Shares for which the delivery of Shares has not yet occurred.

ARTICLE 17

Effective Date and Term

17.1	Effective Date. The effective date of this United Bancorp, Inc. 2018 Stock Incentive Plan is the date on which the shareholders of the Company approve it at a duly held shareholders’ meeting.
17.2	Termination Date. This Plan will continue in effect until midnight on the day before the tenth anniversary of the effective date specified in Section 17.1; provided, however, that Awards granted on or before that date may extend beyond that date.

ANNUAL MEETING OF SHAREHOLDERS OFUNITED BANCORP, INC.April 18, 2018GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The 2017 Annual Report to shareholders, Notice of Meeting, proxy statement and proxy card are available at - http://www.astproxyportal.com/ast/06954/Please sign, date and mail your proxy card in the envelope provided as soon as possible.Please detach along perforated line and mail in the envelope provided.20430000300000000000 5041818PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xFOR AGAINST ABSTAIN 1. To Elect as Directors the Nominees Set Forth at Below:NOMINEES: 2. To adopt the United Bancorp, Inc. 2018 Stock Incentive Plan(to replace the 2008 Stock Incentive Plan, which is expiring FOR ALL NOMINEESWITHHOLD AUTHORITY FOR ALL NOMINEESFOR ALL EXCEPT(See instructions below) O Scott A. EversonO Gary W. GlessnerO John M. HoopingarnerO Richard L. Riesbeck by its terms) - The Board of Directors has adopted andrecommends to the shareholders approval and adoption of the2018 United Bancorp, Inc. Stock Incentive Plan that will allow the Corporation to continue to issue stock options, restricted stock and additional stock related compensation to its officers, employees and directors in an attempt to tie the compensation of such persons to the long term performance of the Corporation.3. Ratification of the Audit Committee's selection of the firm of BKD, LLP to serve as the Company's Independent Registered Public Accounting Firm for the 2018 fiscal year. FOR AGAINST ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL NOMINEES” WITH RESPECT TO THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS.THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY FORM WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.In their discretion, the named proxies are authorized to vote all shares represented by this proxy card upon such other business as may properly come before the Annual Meeting. This proxy card when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy card will be voted FOR ALL NOMINEES in Proposal 1 and voted FOR Proposals 2 and 3. Signature of ShareholderDate: Signature of ShareholderDate:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

-0UNITED BANCORP, INC.PROXY ANNUAL MEETING APRIL 18, 2018This proxy is solicited on behalf of the Board of Directors.The undersigned hereby appoint Mr. John M. Hoopingarner and Mr. Richard L. Riesbeck as Proxies, each with the power to appoint his substitute, and hereby authorize each of them to represent and to vote, as designated on the reverse side, all the common shares of United Bancorp, Inc. held of record by the undersigned on March 9, 2018, at the Annual Meeting of Shareholders to be held on April 18, 2018, or any adjournment thereof.(Continued and to be signed on the reverse side.) 1.1 14475